UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2005 (July 21, 2005)
MYLAN LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)
1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)
(724) 514-1800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Credit Agreement
     On July 21, 2005, Mylan Laboratories Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), effective July 21, 2005, with a syndicate of bank lenders (the “Lenders”), including Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sole lead arranger, sole bookrunner and syndication agent, Keybank National Association, PNC Bank, National Association, SunTrust Bank and The Bank of New York, as co-documentation agents, and Merrill Lynch Capital Corporation, as administrative agent, for a $500 million senior secured credit facility (the “Credit Facility”). The Credit Facility consists of a $225 million five-year revolving credit facility (the “Revolving Credit Facility”), which the Company intends to use for working capital and general corporate purposes, and a $275 million five-year term loan (the “Term Loan”), the proceeds of which were used to fund a portion of the purchase, through a self-tender offer which expired on July 15, 2005 (the “Tender Offer”), of 51,282,051 shares of the Company’s common stock and to pay related fees and expenses.
     The Revolving Credit Facility contains provisions for the issuance of letters of credit. At the Company’s option, loans under the Revolving Credit Facility initially bear interest at either a rate equal to LIBOR plus an applicable margin of 1.25%, initially or at a base rate plus an applicable margin of 0.25%, initially and loans under the Term Loan bear interest at either a rate equal to LIBOR plus an applicable margin of 1.50%, initially or at a base rate plus an applicable margin of 0.50%, initially. The Company is required to pay a fee on the daily unused portion of the Revolving Credit Facility which initially will be 0.50% per annum on the daily unused amount. The Term Loan will amortize quarterly commencing at the end of the first full fiscal quarter with 1% of the aggregate initial principal amount payable each year, up to and including the fourth year from the date of execution, with the balance payable in quarterly amounts during the fifth year from the date of execution.
     Subject to exceptions, the Credit Facility has mandatory prepayments with respect to certain proceeds of asset sales, debt issuances, equity issuances and with respect to the Company’s excess cash flows.
     The Company’s obligations under the Credit Facility are guaranteed on a senior secured basis by all of the Company’s direct and indirect wholly owned domestic subsidiaries, except a captive insurance company. The obligations under the Credit Facility are secured by a first priority lien on, and pledge of, 100% of the equity interests of certain of the Company’s wholly owned domestic subsidiaries and domestic subsidiaries owned by the guarantors and 65% of the equity interests of each of the Company’s foreign subsidiaries and the foreign subsidiaries owned by the guarantors.
     The Credit Facility includes covenants that (a) require the Company to maintain a minimum interest coverage ratio and a maximum total leverage ratio, (b) place limitations on the Company’s ability and the Company’s subsidiaries’ ability to incur debt, grant liens, carry out mergers, acquisitions and asset sales and make investments and (c) place limitations on the Company’s ability to pay dividends or make other restricted payments. The Credit Facility contains customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy.
     From time to time, some of the Lenders and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financing and other services to the Company for which they have in the past received, and may in the future receive, customary fees (some of such relationships are disclosed elsewhere in this report). In particular, Merrill Lynch and its affiliates have acted as the Company’s financial advisor in connection with the terminated King Pharmaceuticals, Inc. acquisition, as an initial purchaser in the notes offering described below and as the dealer manager and financial advisor for the Tender Offer and in connection with the Company’s annual meeting of shareholders. Additionally, affiliates of each of the Lenders are initial purchasers in the Company’s notes offering.
     The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.
Indenture and Registration Rights Agreement
     On July 21, 2005, the Company completed the offering of $500 million aggregate principal amount of senior notes (the “Notes”), consisting of $150 million aggregate principal amount of 5.750% senior notes due 2010 (the “2010 Notes”) and $350 million aggregate principal amount of 6.375% senior notes due 2015 (the (“2015 Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Notes Offering”). In connection with the Notes Offering, the Company entered into an indenture and a registration rights agreement, as described in the following paragraphs.
     The Notes were issued under an indenture, dated as of July 21, 2005, with The Bank of New York, as trustee (the “Indenture”). The 2010 Notes bear interest at a rate of 5.750% per year (payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2006), and mature on August 15, 2010. The 2015 Notes bear interest at a rate of 6.375% per year (payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2006), and mature on August 15, 2015. The Company may redeem some or all of the Notes of each series prior to August 15, 2010 at a price equal to 100% of the principal amount plus a “make-whole premium.’’ On or after August 15, 2010, the Company may redeem the 2015 Notes, in whole or in part, at the redemption prices specified in the Indenture and form of note, which is attached as an exhibit to the Indenture. In addition, prior to August 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Notes of each series with the net proceeds of certain equity offerings, at a price equal to (i) 105.750% of the principal amount of the 2010 Notes to be redeemed in the case of the 2010 Notes and (ii) 106.375% of the principal amount of the 2015 Notes to be redeemed in the case of the 2015 Notes (plus, in each case, accrued and unpaid interest, if any, to the date of redemption), provided that at least 65% of the aggregate principal amount of either the 2010 Notes or the 2015 Notes issued under the Indenture, as applicable, remains outstanding after the redemption. Upon a change of control of the Company, each holder of the Notes may require the Company to purchase all or a portion of such holder’s Notes at 101% of the principal amount of such Notes, plus accrued and unpaid interest to the date of purchase.
     The Indenture contains covenants that, among other things and subject to a number of qualifications and exceptions, limit the ability of the Company and certain of its subsidiaries to incur secured indebtedness, make investments or other restricted payments, pay dividends on, redeem or repurchase the Company’s capital stock, engage in sale-leaseback transactions and consolidate, merge or transfer all or substantially all of its assets. If the Notes are, in the future, rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., certain of these covenants will, thereafter, no longer apply to the Notes, irrespective of whether the Notes continue to be rated investment grade.
     The Notes and the Indenture include, as events of default with respect to Notes of either series, (i) failure to pay principal on the Notes of such series, when due; (ii) failure to pay interest on the Notes of such series for 30 days after becoming due; (iii) failure in the performance of obligations under the covenant regarding consolidation, merger or sale of substantially all of the Company’s property and assets; (iv) failure in the performance of any other covenant contained in the terms of the Indenture applicable to the Notes of such series for a period of 60 days after written notice from the Trustee or the holders of at least 25% of the principal amount of Notes of that series then outstanding; (v) failure to pay, or acceleration of and failure to pay, other indebtedness of the Company and certain of its subsidiaries in excess of $40 million; (vi) the entry of nonappealable judgments in excess of $40 million against the Company or certain of its subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable; (vii) any guarantee by a significant subsidiary of the Company ceasing to be in full force and enforceable and (viii) certain bankruptcy events.
     The Notes are senior unsecured obligations of the Company and rank senior to any future indebtedness that is expressly subordinated to the Notes, equally in right of payment with the Company’s existing and future senior unsecured indebtedness and effectively junior to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. Certain of the Company’s existing and future wholly owned domestic subsidiaries that guarantee the Credit Facility guarantee the Notes on a senior unsecured basis. Each guarantee is unsecured and ranks equally with the senior indebtedness of the guarantors, senior to all of the guarantors’ senior subordinated and subordinated indebtedness and effectively junior to any secured indebtedness of the guarantors to the extent of the value of the collateral securing such indebtedness.
     There are no material relationships between The Bank of New York and the Company or any of their respective affiliates, other than as follows: (a) The Bank of New York’s service as trustee, registrar and paying agent under the Indenture and (b) an affiliate of The Bank of New York’s role as a lender under the Credit Facility.

     In connection with the completion of the Notes Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of July 21, 2005, with the guarantors party to the Registration Rights Agreement and the initial purchasers of the Notes named therein (the “Initial Purchasers”). The Registration Rights Agreement requires the Company to, at its cost, use its reasonable best efforts (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement covering an offer to exchange the Notes for freely tradeable notes with substantially similar terms within 120 days of the issue date of the Notes (the “Closing Date”), (ii) to cause such registration statement to be declared effective by the SEC within 210 days of the Closing Date, (iii) to keep such registration statement effective until the exchange offer is consummated, (iv) to consummate the exchange offer within 240 days of the Closing Date and (v) if such registration statement is not declared effective, or if the exchange offer is not consummated, on the dates specified for such effectiveness or consummation, or if certain other events occur, to file a shelf registration statement for the resale of the Notes. If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness, (iii) the Company fails to consummate the Exchange Offer within 240 days after the Closing Date, or (iv) the shelf registration statement is declared effective but thereafter, subject to certain limited exceptions, ceases to be effective or usable in connection with the resales of registrable securities (as defined in the Registration Rights Agreement), as the case may be, during the periods specified in the Registration Rights Agreement, then the Company will pay additional interest to the holders of registrable securities, until such registration defaults are cured as set forth in the Registration Rights Agreement, in an amount equal to 0.25% per annum of the principal amount of such registrable securities. Subject to certain cures, the amount of additional interest will increase by an additional 0.25% per annum of the principal amount of such registrable securities, as applicable, for each subsequent 90-day period (or portion thereof) while a registration default is continuing, up to a maximum amount of 1.00% over the original interest rate of the Notes.
     Certain of the Initial Purchasers and their affiliates have in the past and may continue in the future to provide the Company with investment banking and advisory services. In particular, Merrill Lynch and its affiliates have acted as the Company’s financial advisor in connection with the terminated King Pharmaceuticals, Inc. acquisition, as the arranger and administrative agent under the Credit Facility and as the dealer manager and financial advisor for the Tender Offer and in connection with the Company’s annual meeting of shareholders. Additionally, affiliates of each of the Initial Purchasers are Lenders under the Credit Facility.
     The foregoing descriptions of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and which are incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this report relating to the Credit Agreement and to the Notes issued under the Indenture is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
4.1	Indenture, dated as of July 21, 2005, between the registrant and The Bank of New York, as trustee, relating to $500 million aggregate principal amount of senior notes, consisting of $150 million aggregate principal amount of 5.750% Senior Notes due 2010 and $350 million aggregate principal amount of 6.375% Senior Notes due 2015.
4.2	Registration Rights Agreement, dated as of July 21, 2005, among the registrant, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., KeyBanc Capital Markets (a Division of McDonald Investments Inc.), PNC Capital Markets, Inc. and SunTrust Capital Markets, Inc., as initial purchasers of the registrant’s 5.750% Senior Notes due 2010 and 6.375% Senior Notes due 2015.
99.1	Credit Agreement, dated as of July 21, 2005, among the registrant and a syndicate of bank lenders, including Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as sole lead arranger, sole bookrunner and syndication agent, Keybank National Association, PNC Bank, National Association, Suntrust Bank and The Bank of New York, as co-documentation agents, and Merrill Lynch Capital Corporation, as administrative agent.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: July 26, 2005	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Indenture, dated as of July 21, 2005, between the registrant and The Bank of New York, as trustee, relating to $500 million aggregate principal amount of senior notes, consisting of $150 million aggregate principal amount of 5.750% Senior Notes due 2010 and $350 million aggregate principal amount of 6.375% Senior Notes due 2015.
4.2	Registration Rights Agreement, dated as of July 21, 2005, among the registrant, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., KeyBanc Capital Markets (a Division of McDonald Investments Inc.), PNC Capital Markets, Inc. and SunTrust Capital Markets, Inc., as initial purchasers of the registrant’s 5.750% Senior Notes due 2010 and 6.375% Senior Notes due 2015.
99.1	Credit Agreement, dated as of July 21, 2005, among the registrant and a syndicate of bank lenders, including Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as sole lead arranger, sole bookrunner and syndication agent, Keybank National Association, PNC Bank, National Association, Suntrust Bank and The Bank of New York, as co-documentation agents, and Merrill Lynch Capital Corporation, as administrative agent.